UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2017

CLEARSIDE BIOMEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37783	45-2437375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway, Suite 200 Alpharetta, Georgia 30005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (678) 270-3631

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.    Entry into a Material Definitive Agreement.

On October 31, 2017, Clearside Biomedical, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its amended and restated loan agreement (as amended, the “Loan Agreement”) with Silicon Valley Bank, ELM 2016-1 Trust (as successor in interest to Midcap Funding XIII Trust) and Midcap Financial Trust (collectively, the “Lenders”).  Pursuant to the Amendment, if the Company becomes eligible to draw the remaining $7.0 million tranche under the Loan Agreement, the Company will be able to draw such funds at its discretion until the earlier of (i) March 31, 2018 and (ii) the occurrence of an event of default under the Loan Agreement.  The Company paid a fee of $35,000 to the Lenders in connection with entering into the Amendment.

Except as modified by the Amendment, all terms and conditions of the Loan Agreement remain in full force and effect.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Loan and Security Agreement, by and among the Company, Silicon Valley Bank, ELM 2016-1 Trust and Midcap Financial Trust, dated as of October 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2017	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer